A.L. PHARMA INC.

                            SUBSIDIARIES OF THE REGISTRANT

                                                                 EXHIBIT 21

                                                       Jurisdiction
                                                         in which
                    Name                                 Organized

          United States:

          A. L. Specialty Chemicals, Inc.              Delaware

          Barre Parent Corporation                     Delaware

          Barre-National, Inc.                         Maryland

          G. F. Reilly Company                         Delaware

          ParMed Pharmaceuticals, Inc.                 Delaware

          Biomed, Inc.                                 Washington

          NMC Laboratories, Inc.                       New York

          Able Laboratories, Inc.                      New Jersey

          Wade Jones Company, Inc.                     Arkansas

          MikJan Corporation                           Arkansas

          Foreign:

          Apothekernes Laboratorium AS                 Norway

          Norgesplaster                                Norway

          A.L-Pharma A/S                               Denmark

          A/S Dumex (Dumex, Ltd.)                      Denmark

          Dumex AG                                     Switzerland

          Dumex B.V.                                   Holland

          Dumex Lakemedal AB                           Sweden

          Dumex Limited                                United Kingdom

          Oy Dumex AB                                  Finland

          P. T. Dumex Indonesia                        Indonesia

          A/S Dumex Norway                             Norway